UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 7, 2016

Calamos Asset Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51003	32-0122554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2020 Calamos Court Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (630) 245-7200

Not Applicable

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders.

Calamos Asset Management, Inc. (“Corporation”) held its Annual Meeting of Stockholders on June 7, 2016. The stockholders: (i) elected the Corporation’s nominees as Directors; (ii) approved, on an advisory basis, the compensation of the Corporation’s Named Executive Officers; (iii) ratified the appointment of Deloitte & Touche, LLP as the Corporation’s independent auditors; and (iv) approved the amendment to the Corporation’s Certificate of Incorporation. Each elected Director shall serve until the 2017 Annual Stockholders Meeting or until a successor is elected and qualified or until that person’s earlier resignation, retirement, death, disqualification or removal. Deloitte & Touche, LLP shall serve for the fiscal year ending December 31, 2016.

The table below shows the voting results:

	For	Against	Abstain	Broker Non-Vote
Election of Directors
John P. Calamos, Sr.	777,947,000	0	0	0
John S. Koudounis	777,947,000	0	0	0
Thomas F. Eggers	792,534,710	558,683	27,748	4,750,046
Keith M. Schappert	792,534,537	558,957	27,647	4,750,046
William N. Shiebler	791,579,836	1,513,758	27,547	4,750,046

Approval of Named Executive Officers Compensation	787,289,966	5,791,665	39,510	4,750,046

Ratification of the Appointment of Public Accounting Firm	797,791,490	52,761	26,935	n/a

Approval of Amendment to Certificate of Incorporation	793,022,455	52,168	46,517	4,750,046

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMOS ASSET MANAGEMENT, INC.

Date: June 8, 2016	By:	/s/ J. Christopher Jackson

J. Christopher Jackson
Senior Vice President,
General Counsel and Secretary

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